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                                                                      Exhibit 21

                         Subsidiaries of the Registrant



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Parent
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United Tennessee Bankshares, Inc.

                                     State or Other
                                     Jurisdiction of                Percentage
Subsidiary                           Incorporation                  Ownership
----------                           -------------                  ---------

Newport Federal Bank                 United States                    100%

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